Exhibit 99.1

CUSIP No. 85526F201	Page 20 of 20

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G with respect to the Class A Common Stock, par value $0.001 per share, of Starco Brands, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

GV 2016, L.P.			ALPHABET HOLDINGS LLC

By:	GV 2016 GP, L.P., its General Partner
By:	GV 2016 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard	By:	/s/ Kathryn W. Hall
	Name:	Inga Goldbard	Name:	Kathryn W. Hall
	Title:	General Counsel	Title:	Secretary
	Dated:	February 27, 2023	Dated:	February 27, 2023

GV 2016 GP, L.P.			XXVI HOLDINGS INC.

By:	GV 2016 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard	By:	/s/ Kathryn W. Hall
	Name:	Inga Goldbard	Name:	Kathryn W. Hall
	Title:	General Counsel	Title:	Assistant Secretary
	Dated:	February 27, 2023	Dated:	February 27, 2023

GV 2016 GP, L.L.C.			ALPHABET INC.

	By:	/s/ Inga Goldbard	By:	/s/ Kathryn W. Hall
	Name:	Inga Goldbard	Name:	Kathryn W. Hall
	Title:	General Counsel	Title:	Assistant Secretary
	Dated:	February 27, 2023	Dated:	February 27, 2023